Exhibit 3(c)

                             CERTIFICATE OF DECREASE
                      IN AUTHORIZED AND OUTSTANDING SHARES
                             PURSUANT TO NRS 78.207
                                       OF
                               ZAPATA CORPORATION
                             (a Nevada Corporation)


     We, the undersigned President and Secretary of Zapata Corporation (the "Corporation") do hereby certify that:

     1. The Board of Directors of the Corporation, on January 22, 2001, adopted a resolution decreasing the authorized and outstanding shares of common stock, preferred stock and preference stock, by means of a 1-for-10 reverse stock split, in accordance with the provisions of NRS 78.207

     2. (a) The number and par value of authorized shares before the decrease is as follows:

          (i) Common Stock -- 165,000,000 shares authorized; $0.01 par value.

          (ii) Preferred Stock -- 2,000,000 shares authorized; $0.01 par value; and

          (iii) Preference Stock-- 18,000,000 shares authorized; $0.01 par value.

     (b) The number and par value of authorized shares alter the 1-for-10 reverse stock split is as follows:

          (i) Common Stock-- 16,500,000 shares authorized; $0.01 par value.

          (ii) Preferred Stock-- 200,000 shares authorized; $0.01 par value; and

          (iii) Preference Stock-- 1,800,000 shares authorized; $0.01 par value.

     (c) Pursuant to the change, one-tent of a share of common stock shall be issued for each issued share of common stock prior to the change; and

     (d) No fractional shares shall be issued pursuant to the change. In lieu of fractional shares, in accordance with NRS 78.205(2)(b), the Corporation shall issue to each holder of a fractional share after the 1-for-10 reverse stock split such additional fraction of a share as is necessary to increase the fractional share to a full share. The percentage of all issued and outstanding shares of common stock with respect to which an additional fraction of a share will be issued will be less than ten percent (10%).

     (e) No approval of stockholders is required pursuant to NRS 78.207; and

     (f) The effective date of the 1-for-i 0 reverse stock split shall be January 30, 2001 at 5:00 p.m. Eastern Time.



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Dated:     January 23, 2001

                                                    ZAPATA CORPORATION


                                                    /s/ Avram A. Glazer
                                                    ----------------------
                                                    Avram A. Glazer, President


                                                    /s/ Gordon B. Forth
                                                    ----------------------
                                                    Gordon E. Forth, Secretary


STATE OF NEW YORK         )
COUNTY OF MONROE          )ss:

     On January 23, 2001 personally  appeared before me, a Notary Public,  Avram
A. Glazer, who acknowledged that he executed the above document as President of Zapata Corporation.


                                                    /s/ Michelle L. Ciresi
                                                    ----------------------
                                                    Notary Public

STATE OF NEW YORK         )
COUNTY OF MONROE          )ss:

     On January 23, 2001 personally appeared before me, a Notary Public,  Gordon
E. Forth, who acknowledged that he executed the above document as Secretary of Zapata Corporation.


                                                    /s/ Gregory W. Gribben
                                                    ----------------------
                                                    Notary Public